Exhibit 99.1

indie Announces Proposed Convertible Senior Notes Offering

ALISO VIEJO, Calif.—March 3, 2026—indie Semiconductor, Inc. (“indie,” “we,” or “our”) (NASDAQ: INDI), an automotive solutions innovator, today announced that it plans to offer, subject to market and other conditions, $150.0 million aggregate principal amount of its Convertible Senior Notes due 2031 (the “notes”) through a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). indie expects to grant the initial purchasers in the offering an option to purchase, during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $22.5 million aggregate principal amount of notes.

The final terms of the notes, including the initial conversion rate, interest rate and certain other terms of the notes will be determined at the time of the pricing of the offering. If and when issued, the notes will be senior unsecured obligations of indie, and will be convertible by the holder of the notes into, subject to various conditions, cash, shares of indie’s Class A common stock (“common stock”) or a combination of cash and common stock, at indie’s election. Interest on the notes will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026. The notes will mature on March 15, 2031, unless earlier repurchased, redeemed or converted. Subject to certain conditions, indie may redeem for cash all or any portion of the notes, at its option, on or after March 20, 2029. If indie redeems fewer than all the outstanding notes, at least $50 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

indie intends to use a portion of the net proceeds from the offering to make repurchases of up to approximately $100.0 million of its 4.50% Convertible Senior Notes due 2027 (the “2027 notes”) pursuant to one or more separate and individually negotiated transactions to be entered into contemporaneously with the pricing of the offering with certain holders of such 2027 notes. indie intends to use the remainder of the net proceeds from the offering for working capital and general corporate purposes, which may include potential acquisitions. However, indie does not have agreements or understandings with respect to any acquisitions at this time.

In connection with any repurchase of the 2027 notes, we expect that holders of such 2027 notes who agree to have such 2027 notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying our common stock and/or entering into or unwinding various derivative transactions with respect to our common stock. The amount of our common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or the price of our common stock.

The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been, and will not be, registered under the Securities Act, or under any state securities laws, and may not be offered or sold in the United States without registration under, or an applicable exemption from, the registration requirements. This press release is not an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Nothing in this press release shall be deemed an offer to purchase the Company’s 2027 notes. This press release is issued pursuant to Rule 135c under the Securities Act.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of the Private Securities Litigation Reform Act of 1995). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the proposed offering of notes described in this press release, the completion, timing and size of the proposed offering, and the anticipated use of proceeds therefrom, including the expected repurchases of the 2027 notes (and the potential impact thereof on the price of the notes, the conversion price of the notes or the price of our common stock). Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026 and our other public reports filed with the SEC for additional information about our company and about the risks and uncertainties related to our business which may affect the statements made in this communication. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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Source: indie Semiconductor

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